As filed with the Securities and Exchange Commission on June 29, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WACCAMAW BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	52-2329563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Waccamaw Bankshares, Inc. 1998 Incentive Stock Option Plan

Waccamaw Bankshares, Inc. 1998 Nonstatutory Stock Option Plan

(Full title of the plans)

JAMES G. GRAHAM

PRESIDENT AND CHIEF EXECUTIVE OFFICER

WACCAMAW BANKSHARES, INC.

110 NORTH J.K. POWELL BOULEVARD

WHITEVILLE, NORTH CAROLINA 28472

(910) 641-0044

(Name and address of agent for service)

WITH COPIES TO:

TODD H. EVESON, ESQ.

GAETA & EVESON, P.A.

8305 FALLS OF NEUSE ROAD, SUITE 203

RALEIGH, NORTH CAROLINA 27615

(919) 845-2558

CALCULATION OF REGISTRATION FEE (1)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock No Par Value	276,272	$18.48	$5,105,507	$600.92

(1)	Pursuant to Rule 457(c) and Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plans and an Offering Price equal to the average of the high and low prices reported on June 24, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Waccamaw Bankshares, Inc. 1998 Incentive Stock Option Plan and the Waccamaw Bankshares, Inc. 1998 Nonstatutory Stock Option Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, Waccamaw Bankshares, Inc. (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Commission File No. 333-107299) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Registrant with the Commission are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004;

(b)	Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2005;

(c)	Registrant’s Current Reports on Form 8-K filed since January 1, 2005; and

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number	Description
4.1	Specimen of Registrant’s Common Stock certificate *

5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Larrowe & Company, P.L.C. (filed herewith)

23.2	Consent of Gaeta & Eveson, P.A. (contained in the opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

99.1	1998 Incentive Stock Option Plan, as amended **

99.2	1998 Nonstatutory Stock Option Plan, as amended **

*	Incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2001 as filed with the SEC on March 29, 2002.
**	Incorporated by reference to Registrant’s Current Report on Form 8-K, as filed with the Commission on June 17, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on June 29, 2005.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on June 29, 2005.

SIGNATURE	CAPACITY
/s/ James G. Graham James G. Graham	Director, President and Chief Executive Officer

/s/ David A. Godwin* David A. Godwin	Chief Financial Officer (Principal Accounting Officer)

/s/ M.B. “Bo” Biggs * M.B. Biggs	Director

/s/ Maudie M. Davis * Maudie M. Davis	Director

/s/ E. Autry Dawsey, Sr. * E. Autry Dawsey, Sr.	Director

/s/ Crawford Monroe Enzor, III * Crawford Monroe Enzor, III	Director

/s/ James E. Hill, Jr. * James E. Hill, Jr.	Director

/s/ Alan W. Thompson * Alan W. Thompson	Director

/s/ R. Dale Ward * R. Dale Ward	Director

/s/ J. Densil Worthington * J. Densil Worthington	Director

* By:	/s/ James G. Graham
James G. Graham
Attorney-in-fact

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
4.1	Specimen of Registrant’s Common Stock *

5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered

23.1	Consent of Larrowe & Company, P.L.C.

23.2	Consent of Gaeta & Eveson, P.A. (Included in Exhibit 5.1)

24.1	Power of Attorney

99.1	1998 Incentive Stock Option Plan, as amended **

99.2	1998 Nonstatutory Stock Option Plan, as amended **

*	Incorporated by reference to Registrant’s Annual Report on 10-KSB for the year ended December 31, 2001, as filed with the SEC on March 29, 2002.
**	Incorporated by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on June 17, 2005.

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